Exhibit No. 10.17



                           1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

                                     BETWEEN

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                                       AND

                       SOUTHERN CALIFORNIA EDISON COMPANY



   THIS PROGRAM IS FUNDED BY CALIFORNIA UTILITY CUSTOMERS AND ADMINISTERED BY SOUTHERN CALIFORNIA EDISON COMPANY UNDER THE AUSPICES OF THE CALIFORNIA PUBLIC
                             UTILITIES COMMISSION.


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT


                                TABLE OF CONTENTS
                                                                            Page

 1     GENERAL TERMS..........................................................2

 2     GENERAL TERMS..........................................................2

 3     DEFINITIONS............................................................2

 4     CONTRACT DOCUMENTS.....................................................4

 5     SCOPE OF WORK..........................................................5

 6     CUSTOMER AND REFRIGERATOR ELGIBILITY...................................9

 7     OWNERSHIP AND CONFIDENTIALITY.........................................10

 8     COMMERCIAL TERMS......................................................12

 9     BILLING...............................................................14

10     RIGHT TO AUDIT........................................................16

11     CHANGES...............................................................16

12     PERMITS, CODES AND STATUTES...........................................16

13     WARRANTY..............................................................17

14     TITLE.................................................................18

15     INSURANCE.............................................................18

16     INDEMNITY.............................................................20

17     TERM AND TERMINATION..................................................21

18     WRITTEN NOTICES.......................................................22

19     SUBCONTRACTS..........................................................22

20     CALIFORNIA PUBLIC UTILITIES COMMISSION................................23

21     NON-WAIVER............................................................23

22     ASSIGNMENT............................................................23


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT


                                TABLE OF CONTENTS
                                                                            Page

23     FORCE MAJEURE.........................................................23

24     GOVERNING LAW.........................................................24

25     SECTION HEADINGS......................................................24

26     SURVIVAL..............................................................24

27     NONRELIANCE...........................................................24

28     ATTORNEYS'FEES........................................................24

29     COOPERATION...........................................................24

30     ENTIRE AGREEMENT......................................................25


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

            THIS AGREEMENT ("Agreement") is made and entered into as of the 19th day of March 1999, by and between SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation ("SCE") and APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation ('Contractor"). SCE and Contractor are also each individually referred to herein as "Party" and collectively as "Parties."

                                    RECITALS

            WHEREAS, the Parties have previously entered into agreements with respect to the recycling of older inefficient refrigerators and freezers and the disposal of hazardous materials.

            WHEREAS the Parties desire to continue to implement a Refrigerator Recycling Program ("the 1999 Refrigerator Recycling Program") for the removal of older, inefficient refrigerators and freezers ("Refrigerators and Freezers") from SCE Customer residences thereby reducing the load demand on the electrical system under the terms set forth below.

            WHEREAS, SCE desires to continue and increase its efforts to reduce the load demand on the electrical system through the further removal of older inefficient primary and second Refrigerators and Freezers,

            WHEREAS, SCE desires to ensure the safe, lawful recovery and recycling or lawful disposal, as necessary, of CFCs, PCBS, and Hazardous Materials.

            WHEREAS, in furtherance thereof, SCE desires to contract with Contractor for the continued comprehensive management of the 1999 Refrigerator Recycling Program.

            WHEREAS, Contractor desires to contract with SCE for the continued comprehensive management of the 1999 Refrigerator Recycling Program, said management to include collection and dismantling of primary and second Refrigerators and Freezers; removal of CFCs, PCBS and other Hazardous Materials from collected Refrigerators and Freezers; handling storage and legal disposal of compressor oil, PCBs and other Hazardous Materials; recycling of metal, sulfur dioxide, and CFCs; providing incentives to participating SCE Customers who relinquish Refrigerators and Freezers; and performance of a customer survey.


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

      WHEREAS, Contractor represents (i) that it has knowledge of the Metallic Discard Act, effective January 1, 1994, which prohibits the disposal of Refrigerators and Freezers in landfills and requires that Refrigerators and Freezers be shredded for metal recovery following removal of CFCS, PCBS, and other Hazardous Materials contained in discarded Refrigerators and Freezers, (ii) that it has knowledge of the hazards associated with the removal, handling, storage, recycling, and legal disposal of Hazardous Materials, (iii) that it has experience and expertise in such removal, handling, storage, recycling, and legal disposal, (iv) that it uses only qualified personnel, (including subcontractor's and agent's personnel) who have been instructed and certified in the proper safety procedures to be used in such removal, handling, storage, recycling, or legal disposal, and
      (v) that it has purchased property and has established and will continue to operate and maintain its recycling center on said purchased property in the City of Compton or other area acceptable to Contractor and SCE.

            WHEREAS, the Parties hereto desire to set forth tenrns and conditions under which the aforesaid management services shall be performed and which shall constitute the Parties'agreement.

            NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein, the payments and agreement to be made and performed by SCE as set forth in the pricing schedule attached hereto as Exhibit A and incorporated by reference herein, the Parties agree as follows:

1. Contractor shall perform the work and its associated obligations described below as an independent contractor.

2. This Agreement shall be supplemented by a Purchase Order containing additional terms and conditions for performing the work described below.

3.    DEFINITIONS

      3.1 Agreement: This document, the terms and conditions contained in this Agreement as amended from time to time.

      3.2   CFCs: Chlorofluorocarbons

      3.3 CFC-11: Chlorofluorocarbons contained in refrigerator and freezer insulating foam.


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

      3.4 Change Order: Document issued by SCE to Contractor to change a Purchase Order.

      3.5 Contract Period: March 19, 1999 to December 30, 1999, or as extended by mutual agreement of the Parties.

      3.6   CPUC: the California Public Utilities Commission.

      3.7 Documentation: Specifications, procedures, instructions, reports, test results, analyses, calculations, manuals, and other data specified in the Purchase Order, Change Order, this Agreement, and any amendment to this Agreement, as required by any legal entity having jurisdiction over the Work.

      3.8 Eligible Customers: Residential customers in SCE service territory who meet the customer eligibility criteria in Section 6.

      3.9 Eligible Refrigerators and Freezers: Appliances that meet the 1999 Refrigerator Recycling Program appliance eligibility criteria as set forth in Section 6.

      3.10 Freezer: A freezer which provides supplementary cold storage to a primary freezer or to the freezer section located within the primary refrigerator in a residential household.

      3.11 Hazardous Materials: Any substance or material which has been designated as hazardous or toxic by the U.S. Environmental Protection Agency, the California Department of Toxic Substances Control and/or any other governmental agency now or hereinafter authorized to regulate materials in the environment, including, but not limited to "Materials which require special handling" as defined in California Public Resources Code Section 42167, which is contained in or is derived from the Refrigerators or Freezers.

      3.12 1999 Refrigerator Recycling Program: Refrigerator Recycling Program defined by this Agreement.

      3.13 1999 Program Participants: Eligible customers who turn in qualifying Refrigerators or Freezers.

      3.14  PCB: Polychlorinated Biphenyl.


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

      3.15 Purchase Order: Document issued by SCE to Contractor and executed by the Parties, which contains additional terms and conditions for the Work described herein,

      3.16 Recycling Center: The site at which Contractor will process Refrigerators and Freezers, remove CFCs, PCBs and other Hazardous Materials, and recycle or legally dispose of Hazardous materials.

      3.17 Recycling Charge: Per-unit price for services performed by Contractor under scope of work, including CFC-11 recovery services, and excluding incentive and financing services.

      3.18 Primary refrigerator: refrigerator currently in use by customer as the main refrigeration appliance.

      3.19 Second refrigerator: Surplus refrigerator utilized by customer concurrently with primary refrigerator.

      3.20 Subcontractor: Either an entity contracting directly with Contractor to furnish services or materials as part of or directly related to, the Work; or an entity contracting with Subcontractor of any tier to furnish services or materials as a part of, or directly related to, the Work.

      3.21 Work: Any and all obligations of Contractor to be performed pursuant to this Agreement or a subsequent Purchase Order or Change Order incorporating this Agreement, such as Refrigerator and Freezer collection, Refrigerator and Freezer processing, handling, storing, recycling, and legal disposal, of Hazardous Materials and Documentation preparation.

4.    CONTRACT DOCUMENTS

      4.1 This Agreement shall consist of the following documents: this Agreement, any amendments to this Agreement, Purchase Orders, and Change Orders. Except as provided below in Section 13 (Year 2000 warranty provision), in the event of any conflict or apparent conflict between any of the provisions of the documents comprising this Agreement, the following order of construction of the documents shall apply:

            4.1.1 Amendments to the Agreement in chronological order from the most recent to the earliest;


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

            4.1.2 Change Orders incorporating and reflecting any Amendments to the Agreement in chronological order from the most recent to the earliest.

            4.1.3 This Agreement.

            4.1.4 Purchase Order incorporating this Agreement.

      4.2 Each Party shall notify the other immediately upon the identification of any such conflict or inconsistency.

5.    SCOPE OF WORK

      5.1 Contractor shall be responsible for customer service activities, including providing inbound 800 telephone numbers for Customers, all connnunication services, scheduling Refrigerator and Freezer collection appointments, verification of customer and appliance eligibility, documentation of customer data, and other activities.

      5.2 Contractor shall (i) collect all Eligible Refrigerators and Eligible Freezers from Customers' residences within 10 to 15 working days from the date of initial customer contact (unless otherwise requested by the Customer), in remote areas of the service territory, or as approved by SCE's 1999 Program Manager, collection shall be no later than 25 working days from the date of the initial customer contact, unless otherwise requested by Customer; (ii) ensure Refrigerator or Freezer is an operating unit before removal from residence; (iii) disable the unit prior to leaving pick-up location; and (iv) process unit at its Recycling Center.

      5.3 Contractor shall be solely responsible for all methods, techniques, sequences, and procedures for the dismantling of Refrigerators and Freezers, processing of metal panels and components, recycling of recovered scrap metal, removal, recycling, or lawful disposal of Hazardous Materials.

      5.4 Contractor shall be solely responsible for all methods, techniques, sequences, and procedures for the removal and management of all capacitors found in Refrigerators and Freezers, and the removal and disposal of compressor oil, PCBS, and other Hazardous Materials from the time Contractor collects Refrigerators and Freezers pursuant to this Agreement.


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

      5.5 Contractor shall document and maintain records for services under this Agreement, or any Purchase order incorporating this Agreement, as follows:

            5.5.1 A Customer Comment Tracking System for recording customer inquiries, complaints, and positive feedback.

            5.5.2 Appliance Turn-in Order Form to collect data such as customer name, address, home and work phone numbers; utility account number, Refrigerator or Freezer manufacturer's name; Refrigerator or Freezer model and style; defrost type; color, size, and estimated age of unit; location of Refrigerator or Freezer within the residence; amperage, final disposition code (which indicates operating condition of Refrigerator or Freezer), identification of units containing CFC-11; special pick-up instructions (if applicable) and signature of customer in the event refrigerator or freezer is discovered not to be an Eligible Refrigerator or Freezer as certified, customer acknowledges liability to SCE for recycling costs.

            5.5.3 Compilation of data in subsections 5.5.1 and 5.5.2 in electronic mode, employing a software program suitable for exchange of information with SCE, subject to the approval of SCE's Program Manager.

      5.6 Contractor shall conduct a customer survey, comparable to EXHIBIT B, which is attached and incorporated by reference herein, using a stratified purposeful sample of 5% to 20% of the 1999 Program Participants. The stratification and frequency of the survey may be modified periodically by SCE, provided that an Amendment to this Agreement or a separate agreement shall be entered into if any such modification necessitates unreasonable labor, as substantiated by Contractor, requiring the negotiation of a charge separate from the Recycling Charge. The purpose of the survey shall be to elicit information such as appliance use, customer demographics and customer satisfaction. Stratification and frequency of survey shall be modified periodically as determined by SCE provided modified survey is comparable to Exhibit B.

      5.7 Contractor and SCE shall establish and implement a financial incentive service as follows:


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT


            5.7.1 The incentive to each 1999 Program Participant will be a check in the amount of Thirty-Five Dollars ($35.00) or an item with a retail value of at least Thirty-Five dollars ($35.00), or subject to availability, an 18 quart/17 liter Igloo(R) KoolCruiser 18 thermoelectric cooler ("Cooler) (the "Cooler Promotion"). The check, the retail item, and the Cooler are each referred to individually as the "Incentive". Each 1999 Program Participant has a right to receive one Incentive, at his or her discretion. The Parties may agree in the future to increase the number of Incentives a 1999 Program Participant may receive.

                  The Coolers shall be delivered to Contractor at a location to be mutually agreed upon by the Parties. SCE shall require the cooler manufacturer to deliver the Coolers in packages designed to diminish the possibility of damage to the Coolers during transit. SCE shall use its best efforts to have the manufacturer deliver the Coolers in lots of a minimum of One Thousand Nine Hundred (1,900) Coolers.

            5.7.2 Contractor shall deliver Coolers or the retail items to 1999
                  Program Participants at the time the eligible Refrigerator or Eligible Freezer is picked up. Each Program Participant must sign a receipt acknowledging that he/she received the Incentive. Requests for checks shall be processed and mailed via the U.S. Postal System within 15 business days of the date the Eligible refrigerator or freezer was picked up.

            5.7.3. Contractor shall provide SCE with a weekly listing of
                  Customers qualifying for an Incentive for SCE's approval. Customers qualifying for an Incentive are 1999 Program Participants who turn in an Eligible Refrigerator or Freezer for which SCE will pay a per-unit price as set forth in
                  Section 8.2 of this Agreement.


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

            5.7.3 Upon SCE's reimbursement of Contractor for the Incentives described in Section 8.4 of this Agreement, SCE shall be under no further obligation with respect to reimbursement of such amounts and such reimbursement shall constitute full payment to Contractor on behalf of the 1999 Program Participants entitled to Incentives. Moreover, upon SCE's payment to Contractor of such reimbursement, Contractor shall be deemed the holder of such property as far as the interests of the 1999 Program Participants entitled thereto are concerned for any and all purposes, including, but not limited to, complying with the unclaimed property laws of California and any and all other applicable states. SCE shall not assume any responsibility for other disposition of the reimbursement payments after such reimbursement is paid to Contractor and shall not be entitled to the reversion of any amounts so paid.

      5.8 Contractor shall provide SCE with reports for the services performed under this Agreement as follows:

            5.8.1 A monthly report, provided no later than the 15th day of the month, listing the number of Refrigerators and Freezers processed through the Recycling Center during the previous month and the size in cubic feet, year of manufacture, style, and defrost type.

            5.8.2 A quarterly report, presented within fifteen (15) days of the new quarter, summarizing the monthly report information from the previous quarter and containing environmental data such as an estimated breakdown of amount of refrigerants recovered; number of pounds of capacitors removed; number and size of CFC-11 units and amount of CFC-11 recovered; amount of sulfur dioxide recovered, amount of compressor oil recycled; and weight of metals and nonrecyclable materials sold for shredding.

            5.8.3 A quarterly report presented within fifteen (15) days of the new quarter summarizing the monthly Customer Comment Tracking System information required pursuant to Section 5.5. 1.

            5.8.4 By the 15th day of each month during the term of this
                  Agreement, Contractor shall provide SCE with monthly aging reports indicating the number of Refrigerators and Freezers that were collected during the preceding month and that were scheduled for collection from


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

                  customers during that month, the date of the initial contact with the Customer, the date or dates the appliance was scheduled for collection, and the actual collection date.

            5.8.5 A final report no later than thirty (30) days after the termination of this Agreement of all amounts paid by Contractor in compliance with any unclaimed property laws pursuant to Section 5.7.3 hereof.

            5.8.6 Upon reasonable written request from an authorized
                  representative of SCE, special and nonrecurring reports during the course of the 1999 Refrigerator Recycling Program. Such report content will be developed by the Parties in anticipation of requests from the CPUC, SCE internal audits, or compilation of data relevant to Rebuild LA activities. An amendment to this Agreement or a separate agreement shall be entered into only if any such report necessitates unreasonable labor, as substantiated by Contractor, requiring the negotiation of a charge separate from the Recycling Charge.

            5.8.7 Contractor shall modify its current computer software program so that the Contractor's Appliance Turn-In Order Form ("ATO") can be coded for each 1999 Program Participant indicating which Incentive was selected by the 1999 Program Participant. In all cases, when Contractor picks up an Eligible Refrigerator or Eligible Freezer from a 1999 Program Participant, Contractor shall obtain the 1999 Program Participant's signature on the Contractor's ATO. On a weekly basis, Contractor shall prepare an invoice for SCE to substantiate the Cooler Fees due for Contractor's delivery of Coolers under the Cooler Promotion and the costs, if any, incurred by Contractor pursuant to Section 9.6 of this Agreement (the "Invoice"). The Invoice shall include an ATO report showing the delivery of Coolers during the billing period. All Invoices will be paid pursuant to Section 9.5.3.

6.    CUSTOMER AND REFRIGERATOR ELIGIBILITY

      6.1 Customer eligibility for the 1999 Refrigerator Recycling Program shall depend on the following:

            6.1.1 Customer is a resident in the SCE service territory and occupies a single-family residential (Domestic Rate) or multi-unit


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

                  dwelling or mobile home. Eligible customers include customers who reside in SCE's service territory but who take distribution services from an entity other than SCE.

            6.1.2 Customer is the owner of the Eligible Refrigerator or Freezer or possesses written consent from the actual owner to turn in the Eligible Refrigerator or Freezer.

            6.1.3 Customer turns in no more than two Eligible Refrigerators or
                  Freezers per year unless written SCE approval is obtained for any additional Refrigerator or Freezer.

      6.2 Commercial customers do not qualify for the 1999 Refrigerator Recycling Program. Landlords are considered commercial customers.

      6.3 Refrigerator and Freezer eligibility for the 1999 Refrigerator Recycling Program shall depend on the following:

            6.3.1 Refrigerator or Freezer must be capable of cooling or freezing, or both, as applicable, at time of collection.

            6.3.2 Refrigerator or Freezer minimum size is 10 cubic feet and maximum size is 25 cubic feet.

      6.4 Commercial refrigerators, ammonia-containing gas refrigerators, commercial freezers, and room air conditioners do not qualify for the 1999 Refrigerator Recycling Program.

7.    OWNERSHIP AND CONFIDENTIALITY

      7.1 All information disclosed by SCE during meetings or negotiations with regard to the 1999 Refrigerator Recycling Program, and any information contained in drawings, specifications, technical reports, and data provided by SCE to Contractor during performance of this Agreement shall be held in confidence by Contractor and used only for the performance of the Work pursuant to this Agreement.

      7.2 Contractor, its employees, and any subcontractors shall not disclose any 1999 Refrigerator Recycling Program or customer information to any person other than SCE's personnel either during the term of this Agreement or after its completion, without Contractor having obtained the prior written consent


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

            of SCE, except as provided by lawful court order or subpoena and provided Contractor gives SCE advance written notice of such order or subpoena. Prior to any approved disclosure, persons receiving said information, including Contractor, its employees, or third parties, must enter into a nondisclosure agreement with SCE. Contractor agrees to require its employees and subcontractors to execute a nondisclosure agreement prior to performing any services under this Agreement.

      7.3 All materials provided by SCE to Contractor during the performance of this Agreement shall be returned to SCE after this Agreement is terminated or at the request of SCE. Contractor shall not duplicate any material furnished by SCE without prior written approval from SCE.

      7.4 All information, material, and documents prepared or caused to be prepared under this Agreement by Contractor shall become the property of SCE. Such information, or derivative information, materials, and documents, shall be used by Contractor only for work performed directly for SCE, and shall not be used in Contractor's general course of business, disclosed nor revealed in any way to a third party without the prior express written consent of SCE.

      7.5 All information disclosed by Contractor to SCE during meetings or negotiations with regard to the 1999 Refrigerator Recycling Program, and any information contained in drawings, specifications, technical reports, and data provided by contractor to SCE during performance of this Agreement, shall be held in confidence by SCE, and used only in relation to the Work pursuant to this Agreement.

      7.6 Except as required by the CPUC, SCE, its employees and any subcontractors of SCE shall not disclose any confidential or proprietary information provided by Contractor ("Contractor's Confidential Information") to any person other than Contractor's personnel, either during the term of the Agreement, or after its completion, without having obtained the prior written consent of Contractor. By way of example, Contractor's Confidential Information shall include, without limitations Contractor's systems for oil degassing, CFC recovery, CFC-11 recovery and contractor's computer software. Prior to any approved disclosure, persons to receive Contractor's Confidential Information, including SCE, its employees or any third-party, must enter into a nondisclosure agreement with Contractor. SCE agrees to require its employees to execute appropriate nondisclosure agreements prior to any contact with, or evaluation of Contractor's Confidential Information.


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

      7.7 SCE agrees that, without the prior written consent of Contractor, it will not, during the term or after termination of this Agreement, directly or indirectly, disclose to any individual, corporation, or other entity, or use for its own or such other's benefit, any of Contractor's Confidential Information, whether reduced to written or other tangible form, which:

            7.7.1 Is not generally known to the public or in the industry;

            7.7.2 Has been treated by Contractor or any of its subsidiaries as confidential or proprietary; and

            7.7.3 Is of a competitive advantage to Contractor or any of its subsidiaries and in the confidentiality of which Contractor or any of its subsidiaries has a legally protectable interest.

      7.8 Contractor's Confidential Information which becomes generally known to the public or in the industry, or, in the confidentiality of which, Contractor and its subsidiaries cease to have a legally protectable interest, shall cease to be subject to the restrictions of this Section 7.

8.    COMMERCIAL TERMS

      8.1   Payment

            No payment shall be made under this Agreement until SCE has received a signed "Acceptance Copy" of the Purchase Order from Contractor. SCE shall pay to Contractor, as full compensation for completing the Work, the prices set forth in EXHIBIT A in accordance with the payment provisions set forth below in subsections 8.2 through 8.4.

      8.2   Summary of Charges

            8.2.1 Recycling Charge. SCE shall pay to Contractor a per-unit
                  Recycling Charge for the number of units collected pursuant to this Agreement at the price or prices set forth in Section 8.3 below. The Recycling Charge covers the scope of work described in Section 5, including CFC-11 Recovery and excluding incentive purchasing and financing services.


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

            8.2.2 Other Charges. All other costs for services shall be negotiated between the parties and implemented by an amendment to the Agreement.

            8.2.3 SCE shall pay Contractor a fee of Two Dollars ($2.00) ("Cooler
                  Fee") per Cooler for each Cooler distributed to 1999 Program Participants in accordance with Subsection 9.5.3. The Cooler Fee shall compensate Contractor for the storage, handling and delivery of the Coolers, additional labor, and any and all other costs and expenses in connection with the Cooler incentive, including any additional documentation and reports that may be necessary or required as a result of the Cooler incentive. SCE shall not be responsible for any other compensation or reimbursement to Contractor as a result of the Cooler incentive except for the Cooler Fee.

            8.2.4 Incentive Cost and Finance Charges. SCE shall pay to
                  Contractor Incentive costs and finance charges as specified in
                  Section 8.4 below.

      8.3   Pricing Recycling Charge

            8.3.1 The per-unit Recycling Charge to be paid by SCE for the
                  Contract Period shall be as set forth in Exbib]'Lt A.

      8.4   Pricing Incentive Costs and Finance Charges

            8.4.1 SCE shall reimburse Contractor for the cost of each incentive payment distributed to 1999 Program Participants.

            8.4.2 SCE shall pay to Contractor monthly interest at the rate of three-quarter of one percent (0. 75%) on the average monthly balance of the outstanding incentive costs.

        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

      8.5   Miscellaneous

            Contractor agrees that any agreement it has, or in which it may enter with other utilities or agencies for a recycling program, shall not detrimentally affect Contractor's services under this Agreement.

9.    BILLING

      9.1 Contractor shall submit a weekly invoice reflecting the per-unit charge for the refrigerators and freezers collected, processed, and recycled, and for the purchase and approval of incentives. Contractor shall apply a per-unit charge on units that have been disabled and only for the following transactions:

            9.1.1 Collection of an Eligible Refrigerator or Freezer.

            9.1.2 Collection contact made for Eligible Refrigerator or Freezer that cannot be removed due to obstruction because of size or structural barrier provided that Contractor obtains written permission from Customer to permanently disable said unit, and Contractor then permanently disables the unit.

            9.1.3 Collection of an oversized Eligible Refrigerator or Freezer that requires additional trips, personnel, or equipment to execute removal. Additional services for removal of an oversized Eligible Refrigerator or Freezer shall be charged as a single appointment with no extra charge for said additional services.

            9.1.4 Collection of an Eligible Refrigerator or Freezer that could not be inspected for eligibility confirmation.

      9.2 Contractor shall submit a final invoice for the Contract Period in hard copy and in electronic fonnat acceptable to SCE.

      9.3 Contractor shall apply a 25% per unit discount to the Recycling Charge to any additional units when two or more refrigerators or freezers are removed during a single collection appointment from Customer's residence. Said discount shall be clearly documented and identified in Contractor's invoice.


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


        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

      9.4 Contractor shall submit a weekly invoice for the purchase price of the incentive payments and a monthly invoice for the interest charge identified in subsection 8.4.2.

      9.5 SCE shall make payment (less any unsubstantiated or incorrect charge):

            9.5.1 For check incentive services, within thirty days of receipt of an Invoice by SCE's Accounts Payable Department.

            9.5.2 Of Recycling Fee, within thirty days of receipt of an Invoice from Contractor approved by SCE.

            9.5.3 For Cooler Fees within thirty days of receipt of an Invoice from Contractor approved by SCE.

      9.6 Upon receipt of each shipment of the Coolers, Contractor shall inspect the shipment for any damaged or defective Coolers. Contractor shall return any damaged and/or defective Cooler directly to the manufacturer for a replacement Cooler. SCE shall reimburse Contractor for all costs associated with the return of any such damaged and/or defective Coolers.

      9.7 On a weekly basis, Contractor shall provide SCE with an unaudited accounting of Coolers remaining in Contractor's inventory of Coolers. At the end of the program year, Contractor shall complete and provide SCE with a reconciliation to account for the Coolers that were defective, damaged, or stolen. Contractor shall reimburse SCE for any and all Coolers stolen from Contractor after delivery to Contractor.

      9.8 If after a Cooler is delivered by Contractor any 1999 Program Participant alleges that a Cooler is damaged or defective, SCE shall replace such defective and/or damaged Cooler. SCE shall be responsible for the replacement of the damaged and/or defective Cooler, including, but not limited to, the delivery of a new Cooler to the 1999 Program Participant. If the damage to a Cooler is the result of any action by Contractor, SCE shall be relieved of any obligation to pay Contractor a Cooler Fee for the damaged Cooler.

        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

10.   RIGHT TO AUDIT

      SCE, or its Authorized Representative, shall have the right and free access, at any reasonable time during normal business hours, to examine, audit, and copy all Contractor's records and books as related to Contractor's obligations under this Agreement, including, but not limited to, verification of costs to SCE, as claimed by Contractor.

11.   CHANGES

      Changes to this Agreement shall be made by mutual agreement of the Parties through a written amendment to the Agreement. Such written amendment may be incorporated into this Agreement through a subsequent Purchase Order or Change Order.

12.   PERMITS, CODES, AND STATUTES

      12.1 Contractor shall perform the Work set forth in this Agreement in accordance with all applicable federal, state, and local laws, rules, and/or ordinances. Prior to performance of any services, Contractor shall, at its own cost, have obtained, and shall have required all Subcontractors to obtain, all licenses and permits required by law, rule, regulation, and ordinance, or any of them, to engage in the activities required in connection with this transaction. Contractor also represents and warrants that, to the best of its knowledge, based upon reasonable and prudent inquiry, any storage site and any disposal facility to which the Hazardous Materials may be moved are in compliance with any and all federal, state and local laws and regulations pertaining thereto and that such storage sites and disposal facilities are suitable and may lawfully receive and/or dispose of the Hazardous materials.

      12.2 Contractor shall comply with all applicable local, state, and federal safety and health laws in effect an the date of this Agreement, including, but not limited to, EPA, California EPA, RCRA, the Occupational Safety and Health Act of 1970 (OSHA), and all standards, rules, regulations, and orders issued pursuant to such local, state, and federal safety and health laws. Should any such law, rule, or regulation be enacted or promulgated subsequent to the date of this Agreement, which renders Contractor's performance impractical, Contractor and SCE shall, in good faith, negotiate an amendment to this Agreement reasonably compensating Contractor for its additional costs.

        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

13.   WARRANTY

      13.1 Contractor warrants to SCE that the Work shall be performed in a competent manner, in accordance with this Agreement, and that the acceptance, handling, storage, recycling, and disposal of the Refrigerators and Freezers and the Hazardous Materials shall be in accordance with (i) the requirements of this Agreement and (ii) the applicable local, state, and federal laws and regulations in effect at the time of the work performed.

      13.2 Year 2000 Warranty. Contractor hereby represents and warrants to SCE and agrees that its software, hardware and equipment, and any piece, part, component or system thereof, and/or work provided hereunder will (a) at the time of delivery or performance be and will remain Year 2000 Compliant and (b) not fail to meet, or to be delivered in accordance with, all the requirements and specifications of this Agreement, as a result of any failure of Contractor or of its operations, suppliers, software, hardware or equipment to be Year 2000 compliant. In order for the software to be Year 2000 Compliant, it must (i) accurately process date/time data (including, but not limited to, calculating, comparing, sorting, sequencing and calendar generation), including single century formulas and multi-century formulas, from, into" within and between the twentieth and twenty-first centuries, including all dates and leap year calculations, and will not malfunction or generate abnormal endings, incorrect values or invalid results involving such date/time data;
            (ii) accurately interface with other software, hardware or equipment, as necessary and appropriate, in order to supply, receive, process or transmit date/time and other data; (iii) provide that date/time-related functionalities, date/time fields and any user input interfaces include a four digit year format and/or other appropriate indication of century; (iv) not cause any of SCE's other software, hardware or equipment that SCE deems to be otherwise Year 2000 compliant to fail to be Year 2000 compliant; and (v) not cause any of SCE's other software, hardware or equipment that SCE deems to be otherwise Year 2000 ready to fail to be Year 2000 ready. For purposes of this Agreement, SCE shall deem software, hardware or equipment to be "Year 2000 compliant' if it has been or IS determined by SCE to accurately process date/time data from, into, within and between the twentieth and twenty-first centuries including all dates and leap year calculations. For purposes of this Agreement,

        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

            SCE shall deem software, hardware or equipment to be "Year 2000 ready' if it has been or is determined by SCE to be suitable for continued use into the Year 2000 and beyond.

      13.3 Year 2000 Warranty Controlling. In the event of any conflict or apparent conflict between any other provisions of this Agreement the terms and conditions of this Year 2000 Warranty shall control. Nothing in this Year 2000 Warranty shall be construed to limit any rights or remedies SCE may otherwise have under any other provision of this Agreement, or under any other contract or agreement between the Parties.

14.   TITLE

      14.1 Title to the Hazardous Materials shall pass to Contractor when Contractor collects refrigerators and freezers from customers.

      14.2 Title of collected Refrigerators and Freezers shall pass to Contractor.

15.   INSURANCE

      15.1 Without limiting Contractor's liability to SCE, including the requirements of Section 16.0 Indemnity, Contractor shall maintain For the work, and shall require that each Subcontractor of the first tier maintain, at all times during the work and at its own expense, valid and collectible insurance as described below. This insurance shall not be terminated, expire, not he materially altered, except on thirty days prior written notice to SCE. Contractor shall furnish SCE with certificates of insurance and forms acceptable to SCE and shall require each Subcontractor of the first tier to furnish Contractor with certificates of insurance, as evidence that policies do provide the required coverage and limits of insurance listed below. Such certificates shall be furnished to SCE's 1999 Program Manager by Contractor upon receipt of the Purchase Order, and by Subcontractor for the first tier upon receipt of its subcontract, but in any event prior to start of its portion of the Work. Any other insurance carried by SCE, its officers, agents, and employees, which may be applicable, shall be deemed to be excess insurance, and Contractor's insurance shall be deemed primary for all purposes notwithstanding any conflicting provision in Contractor's policies to the contrary.

            (i) Workers' Compensation Insurance with statutory limits, as required by the state in which the Work is performed, and

        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

                  Employer's Liability Insurance with limits of not less than $5,000,000. Carriers furnishing such insurance shall be required to waive all rights of subrogation against SCE, its officers, agents, employees, and other contractors and subcontractors.

            (ii) Comprehensive Bodily Injury and Property Damage Liability Insurance, including owners, and contractors'protective liability, product/completed operations liability, contractual liability, and coverage for liability incurred as a result of sudden and accidental discharge, dispersal, release or escape of polluting materials, (excluding automobile) with a combined single limit of not less than $3,000,000 for each occurrence. Such insurance shall: (a) acknowledge SCE, its officers, agents, and employees, and additional insureds; (b) be primary for all purposes; and (c) contain standard cross-liability provisions.

            (iii) Automobile Bodily Injury and Property Damage Liability
                  Insurance with a combined single limit of not less than $3,000,000 for each occurrence. Such insurance shall cover liability arising out of the use by Contractor and Subcontractors of owned, non owned and hired automobiles in the performance of the Work. As used herein, the term "automobile" means vehicles licensed or required to be licensed under the Vehicle Code of the state in which the Work is performed. Such insurance shall acknowledge SCE as an additional insured and be primary for all purposes.

            (iv) Environmental Impairment Expense Insurance with a combined single limit of not less than $5,000,000 for each occurrence and overall limits of $10,000,000. Such insurance shall provide coverage for necessary costs or expense of removing, cleaningup, transporting, nullifying, and rendering ineffective, or any of them, any substance which has caused environmental impairment and such insurance shall contain no exclusions for non-sudden and/or non-accidental discharge, release or escape of polluting materials. Such insurance shall acknowledge SCE as an additional insured and be primary for all purposes.

                  Contractor shall report immediately to SCE and confirm in writing any injury, loss, or damage incurred by Contractor or Subcontractors in excess of $500.00, or its receipt of notice of

        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT


                  any claim by a third party in excess of $500.00, or any occurrence that might give rise to such claim.

                  If Contractor fails to comply with any of the provisions of this Section 15, Contractor shall, at its own cost, defend, indemnify, and hold harmless SCE, its officers, agents, employees, assigns, and successors in interest, from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs, including attorney's fees and expenses, or any of them, resulting from the death or injury to any person or damage to any property to the extent that SCE would have been protected had Contractor complied with all of the provisions of this Section.

16.   INDEMNITY

      16.1 Contractor shall, at its own cost, indemnify, defend, reimburse, and hold harmless SCE, its officers, directors, employees, agents, assigns, and successors in interest, from and against any and all liability, damages, losses, claims, suits, demands, actions, causes of action, costs, expenses, including attorney's fees and expenses, or any of them resulting from the death or injury to any person or damage to or destruction of any property caused by Contractor, Subcontractors, and employees, officers and agents of either Contractor or Subcontractors, or any of them, and arising out of or attributable to the performance or nonperformance of Contractor's obligations under this Agreement and including, without limitation, failure to comply fully with every federal, state, or local law, statute, regulation, rule, ordinance, or government directive which directly or indirectly regulates or affects the handling, storage, recycling, or disposal of the Hazardous Materials to be managed by Contractor hereunder. In all cases of death or injury to employees, officers or agents of either Contractor or Subcontractors, whether or not caused by Contractor, SCE shall be indemnified by Contractor for any and all liability except to the extent such death or injury results -from the negligence of SCE.

      16.2 Contractor shall, at its own cost, indemnify, defend, reimburse, and hold harmless SCE, its officers, directors, employees, and agents, assigns, and successors in interest, from and against any and all liability imposed upon, or to he imposed upon SCE, under any law imposing liability for the environmental clean-up of the Hazardous Materials at any location (other than SCE's property) where the

        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

            Hazardous Materials have been placed, stored or disposed of in the performance or nonperformance of Contractor's obligations under this Agreement, or any other site to which the Hazardous Materials have migrated.

      16.3 The indemnities set forth in this Section 16 shall not be limited by the insurance requirements set forth in Section 15.

17.   TERM AND TERMINATION

      17.1 This Agreement shall commence on March 19, 1999 and shall continue in effect until December 30, 1999, or until Contractor has picked up all units called in prior to December 30, 1999, whichever is later. This Agreement may be extended as agreed to in writing by the Parties.

      17.2 Either Party may terminate the Agreement for cause by providing 60 days advance written notice to the other Party. If the default has not been cured within the 60 day notice period, the non-defaulting party may declare this Agreement terminated, effective on the last day of said notice period ('Termination Date"). Contractor shall be paid for all work performed prior to the Termination Date.

      17.3 SCE shall have the right to terminate this Agreement by providing 30 days advance written notice to Contractor upon CPUC mandate, or upon depletion of the amount of funding authorized by the CPUC for the Contract Period. In the event the Agreement is terminated upon CPUC mandate, SCE shall pay Contractor all amounts owed under the Agreement as of 30 days after SCE's written notice to Contractor of the CPUC's mandate (the 'Termination Date"). In such event ' SCE shall only be obligated to pay contractor for such Refrigerators and Freezers actually collected by Contractor for recycling as of the Termination Date, and shall not be obligated to pay contractor for units not collected but which would otherwise be required to be paid for as units comprising SCE's Specified Volume.

      17.4 In the event of termination pursuant to this Section 17, Contractor and SCE shall work cooperatively to facilitate the termination of the 1999 Refrigerator Recycling Program.

      17.5 Each Party shall immediately provide at no cost to the other any testimony, or any communications with the CPUC, or any board, division, conunittee or member thereof, which could reasonably be

        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

            anticipated to effect the 1999 Refrigerator Recycling Program or which addresses it in any manner.

18.   WRITTEN NOTICES

      18.1 Any written notice, demand or request required or authorized in connection with this Agreement, shall be deemed properly given if delivered in person or sent by facsimile, nationally recognized overnight courier, or first class mail, postage prepaid, to the address specified below, or to another address specified in writing by SCE as followS:


            SCE: Southern California Edison Company Refrigerator Recycling Program 2131 Walnut Grove Avenue - lst floor Rosemead, CA 91770


            CONTRACTOR:  Appliance Recycling Centers of America, Inc.
                         Attention: Mr. Jack Cameron
                         President
                         7400 Excelsior Boulevard
                         Minneapolis, MN 55426


      18.2 Notices shall be deemed received (a) if personally or hand-delivered, upon the date of delivery to the address of the person to receive such notice if delivered before 5:00 p.m., or otherwise on the Business Day following personal delivery; (b) if mailed, three Business Days after the date the notice is postmarked;
            (c) if by facsimile, upon electronic confirmation of transmission, followed by telephone notification of transmission by the noticing Party; or (d) if by overnight courier: on the Business Day following delivery to the overnight courier within the time limits set by that courier for next-day delivery.

19.   SUBCONTRACTS

      19.1 Contractor shall contractually require each Subcontractor of the first tier providing service in connection with the Work to be bound by general terms and conditions protecting SCE which are equivalent to the terms and conditions of this Agreement.


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


        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

      19.2 Contractor shall, at all times, be responsible for the work, and acts and omissions, of Subcontractors and persons directly or indirectly employed by them for services in connection with the Work. The Purchase Order and this Agreement shall not constitute a contractual relationship between any Subcontractor and SCE nor any obligation for payment to any Subcontractor.

20.   CALIFORNIA PUBLIC UTILITIES COMMISSION

      This Agreement and the Purchase Order incorporating this Agreement shall at all times be subject to such changes or modifications by the CPUC as it may from time to time direct in the exercise of its jurisdiction.

21.   NON-WAIVER

      None of the provisions of the Agreement shall be considered waived by either Party unless such waiver is specifically stated in writing.

22.   ASSIGNMENT

      SCE may be required to assign its rights, duties and obligations under this Agreement to the CPUC and/or its designee. Contractor hereby consents to such assignment. Other than SCE's assignment to the Board or the Board's administrator, neither Party shall delegate or assign this Agreement or any part or interest thereof, without the prior written consent of the other Party, and any assignment without such consent shall be void and of no effect.

23.   FORCE MAJEURE

      Failure of Contractor to perform any of the provisions of this Agreement by reason of any of the following shall not constitute an event of default or breach of this Agreement: strikes, picket lines, boycott efforts, earthquakes, fires, floods, war (whether or not declared), revolution, riots, insurrections, acts of God, acts of government (including, without limitation, any agency or department of the United States of America), acts of the public enemy, scarcity or rationing of gasoline or other fuel or vital products, inability to obtain materials or labor, or other causes which are reasonably beyond the control of the Contractor.

        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

24.   GOVERNING LAW

      The contract shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California. Any action brought to enforce or interpret this Agreement shall be filed in Los Angeles County, California.

25.   SECTION HEADINGS

      Section headings appearing in this Agreement are for convenience only and shall not be construed as interpretations of text.

26.   SURVIVAL

      Notwithstanding completion or termination of the Work, of this Agreement, any amendment to the Agreement, or of any Purchase Order or Change Order, the Parties shall continue to be bound by the provisions of this Agreement and any Purchase order incorporating this Agreement, Amendment to this Agreement and Change Orders, which by their nature shall survive such completion or termination. Such provisions shall include, but not be limited to, Contractor's indemnity protecting SCE from any liability for environmental clean up as provided in Section 16 of this Agreement.

27.   NONRELIANCE

      Neither Party has relied upon any representation, warranty, projection, estimate or other communication from the other not specifically so identified in this Agreement.

28.   ATTORNEYS'FEES

      In the event of any legal action or other proceeding between the Parties arising out of this Agreement or the transactions contemplated herein, the prevailing Party in such legal action or proceeding shall be entitled to have and recover from the other Party all costs and expenses incurred therein, including reasonable attorneys'fees.

29.   COOPERATION

      Each Party agrees to cooperate with the other Party in whatever manner reasonably required to facilitate the successful completion of the Agreement.


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        SOUTHERN CALIFORNIA EDISON COMPANY'S 1999 REFRIGERATOR RECYCLING
                   AND HAZARDOUS MATERIALS DISPOSAL AGREEMENT

30.   ENTIRE AGREEMENT

      This Agreement contains the entire agreement and understanding between the Parties and merges and supersedes all prior representations and discussions pertaining to the Agreement, including Contractor's proposal. Any changes, exceptions, or different terms and conditions proposed by Contractor are hereby rejected unless expressly stated in this Agreement.

APPLIANCE RECYCLING                              SOUTHERN CALIFORNIA
  CENTERS OF AMERICA, INC.                         EDISON COMPANY

By:   /s/ Kent S. McCoy                          By:   /s/ Pamela Bass
Its:  CFO                                        Its:  Senior Vice President
Date: March 25, 1999                             Date: March 31, 1999


                                     - 25 -